UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 28, 2010 (January 26, 2010)
Centrue Financial Corporation

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

0-28846	36-3145350

(Commission File Number)	(IRS Employer Identification No.)

7700 Bonhomme Avenue St. Louis, Missouri	63105

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (314) 505-5500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On January 26, 2010, Centrue Financial Corporation (the “Company”) announced that it entered into an amendment to the Company’s employment agreement with market president, Everett J. Solon. Under the amendment, the term of Mr. Solon’s employment agreement was extended until January 1, 2012 and beginning January 1, 2011 and on each day thereafter is automatically extended for one additional day unless and until either the Company or Mr. Solon provides notice of non-renewal to the other party. The amendment to Mr. Solon’s employment agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     The Company did not renew or extend Executive Vice President Steven E. Flahaven’s employment agreement with the Company. Mr. Flahaven’s employment with the Company will terminate on January 31, 2010.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit Number

10.1	2010 Amendment to Employment Agreement (Everett J. Solon)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRUE FINANCIAL CORPORATION (Registrant)
By:	/s/ Kurt R. Stevenson
Kurt R. Stevenson, Senior Executive Vice President and Chief Financial Officer

Dated: January 28, 2010

EXHIBIT INDEX

Exhibit Number

10.1	2010 Amendment to Employment Agreement (Everett J. Solon)

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